PROSPECTUS AND			PRICING SUPPLEMENT NO. 47
PROSPECTUS SUPPLEMENT,		Effective at 2:00 PM ET
each dated January 12, 1999	June 29, 2000
CUSIP: 24422EMG1			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $820,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each January 5 and July 5,
						Commencing on January 5, 2001

PRINCIPAL AMOUNT:                   $10,000,000

DATE OF ISSUE:				July 5, 2000

MATURITY DATE:				July 5, 2002

INTEREST RATE:				7.25% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Salomon Smith Barney has purchased
                                    the Senior Notes as principal
at a price of 100.0% of the
                                    aggregate principal amount
   						of the Senior Notes.




Salomon Smith Barney